Exhibit 99.1

NAME OF DESIGNATED FILER:           Norimet Limited

ADDRESS:       Cassini House, 6th Floor
               57 St. James Street
               London SW1A 1LD
               ENGLAND

ISSUER AND TICKER SYMBOL: Stillwater Mining Company (NYSE:  SWC)

DATE OF EVENT REQUIRING STATEMENT: September 3, 2003

RELATIONSHIP OF REPORTING PERSON TO ISSUER: 10% owner

Explanation of Response:

(A) This Form 4 is being filed by Norimet Limited ("Norimet"), NN Metal Holdings SA ("NN Metal Holdings"), Norilsk Holding SA ("Norilsk Holding"), MMC Norilsk Nickel ("Norilsk Nickel"), Vladimir O. Potanin and Mikhail D. Prokhorov (each, a "Reporting Person"). All securities referenced in the chart below are shares of common stock acquired at $7.50 per share.

(B)

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   REPORTING PERSON        SECURITIES ACQUIRED         AMOUNT OF SECURITIES         OWNERSHIP FORM:          NATURE OF INDIRECT
                                                   BENEFICIALLY OWNED FOLLOWING        DIRECT (D)           BENEFICIAL OWNERSHIP
                                                       REPORTED TRANSACTION           INDIRECT (I)
------------------------------------------------------------------------------------------------------------------------------------
Norimet Limited                 4,350,000                   49,813,222                     D
------------------------------------------------------------------------------------------------------------------------------------
NN Metal Holdings SA            4,350,000                   49,813,222                     I                        (1)
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Norilsk Holding SA              4,350,000                   49,813,222                     I                        (1)
------------------------------------------------------------------------------------------------------------------------------------
MMC Norilsk Nickel              4,350,000                   49,813,222                     I                        (1)
------------------------------------------------------------------------------------------------------------------------------------
Vladimir O. Potanin             4,350,000                   49,813,222                     I                        (1)
------------------------------------------------------------------------------------------------------------------------------------
Mikhail D. Prokhorov            4,350,000                   49,813,222                     I                        (1)
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


(1) Includes shares owned by Norimet. Norimet is a wholly owned subsidiary of NN Metal Holdings, which is a wholly owned subsidiary of Norilsk Holding. Norilsk Holding is a wholly-owned subsidiary of Norilsk Nickel. As of September 1, 2003, Mr. Potanin and Mr. Prokhorov were each the beneficial owner of 28.75% of the stock of Norilsk Nickel .

Each Reporting Person disclaims, for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, beneficial ownership of all indirectly owned securities reported on this Form 4 in excess of such Reporting Person's pecuniary interest therein, and this report shall not be deemed an admission that any Reporting Person is the beneficial owner of such securities for purposes of Section 16 or for any other purposes.